Exhibit 10.3
CirTran Corporation
Form 10-KSB

                PRODUCT REPRESENTATIVE AGREEMENT


     THIS PRODUCT REPRESENTATIVE AGREEMENT is made and entered into as of the ___ day of ______________________, 2000, and mutually agreed to by and between the following parties:

          CTC:           CirTran Corporation
                         a Utah corporation
                         4125 South 6000 West
                         West Valley City, Utah 84128

          Representative:



 1.Purpose of Agreement:   The purpose of this Agreement
is to develop and maintain a substantial volume of sales of the designated products of CTC in the specified territory through the solicitation and obtaining of orders and accounts in accordance with the terms of this Agreement.

 2.   Certain Definitions:

      a.Product: Whenever the term "Product" is used in this Agreement it shall mean and include only those products listed in Exhibit "A" attached hereto and by this reference made a part hereof.

      b.Territory:  The territory to which
        Representative's rights are limited and in which Representative shall perform its obligations under this Agreement and be eligible for commission pursuant to this Agreement is as follows:
        Worldwide. Whenever the term "Territory" is used in this Agreement it shall mean the territory specified in the paragraph.

      c.Account:  When used in this Agreement the term
        "Account" shall mean a purchaser of product from CTC.

 3. Engagement of Product Representative:  CTC hereby engages
Representative, and Representative hereby covenants and agrees to be engaged by CTC, as a nonexclusive Product Representative of CTC's Product and Territory. Representative shall devote adequate time, attention and energy to the performance of Representative's duties under this Agreement.

4.Duties of Product Representative:

     a.Find Accounts.  Representative agrees to use
       Representative's best efforts to find and present potential Accounts to CTC and meet CTC's sales goals and/or sales forecasts for sales of Product n the Territory. Representative shall identify and contact potential Accounts, provide them with evaluation copies of Product, help negotiate agreements for purchase of Product, and assist in the formulation of marketing strategies to the potential Account by CTC and for sales of Product by the potential Account. Representative shall follow up by telephone calls, letters, and/or personal visits on all leads originated by Representative or CTC. Representative shall also keep CTC advised of the names of all active prospects or potential Accounts.

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     b.Service Accounts.  Representative shall perform the
       following services for the Accounts
       it generates or is responsible for:

       i)Representative is responsible for the customer satisfaction of Accounts it originates and is otherwise responsible for and shall, to the best of Representatives ability and limits of authority under this Agreement, anticipate the needs of such Accounts as customers of CTC, and shall evaluate and communicate with CTC and the Accounts regarding any complaints or disputes that may arise in connection with any Account's order or dealing with CTC.

      ii)Representative shall use Representative's best efforts to facilitate the sale by CTC of Product to the Accounts at the prices and on the terms set by CTC. Representative shall provide monthly, quarterly and annual sales forecasts and other reports
         as requested by CTC.   Such reports shall be the property of CTC.

     iii)Representative shall follow through on all details of sales and orders including the progression of specific orders, confirming that orders have been received by CTC, notifying the customer of shipping dates, return and replacement of defective Product, handling of sales and distribution incentives, and other communication between CTC and the Account.

     iv)Representative shall keep CTC closely advised of all matters pertaining to the Accounts it originates or is otherwise responsible for within the Territory, including submission of such reports and other information as may be prescribed or from time to time required by CTC.

     v)Representative shall not collect or receive any monies on behalf of CTC, except when expressly authorized in writing by CTC and then only in accordance with specific instructions.
       Representative shall, to the best of Representative's ability, cooperate with CTC and assist Accounts in punctually meeting Accounts' obligations to CTC.

   c. No Warranty Obligations.

     i)Any warranty for Product shall run directly from CTC to the Account and as applicable under any such warranty, the Account must return any allegedly defective Product to CTC and not to Representative. Representative shall have no authority to accept any returned Products.

     ii)Under no circumstances shall CTC be responsible to Representative or any third party for CTC's failure to fill accepted orders, or for delay by CTC in filling accepted orders regardless of whether or not such failure or delay is due to any cause beyond CTC's reasonable control.

    d.Indemnification. Representative shall be solely responsible for, and shall indemnify and hold CTC free and harmless from, any and all claims, damages or lawsuits (including CTC's attorney's fees) arising out of the negligent acts of Representative, its employees or its agents. CTC will promptly deliver to Representative any papers served upon it in

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      any proceeding covered by this indemnity, and
      Representative will defend same as its expense. CTC shall, however, have the right to participate in the defense at its own expense.

5. Commission. A monthly commission on Product net sales originated by Representative shall be paid by CTC equal to 5% of such sales.

  With respect to an Account, "net sales" shall mean gross sales minus any freight, returns and refunds, defective units, evaluation units or samples delivered, other allowances, credits and charges, and, unless otherwise agreed, customer incentives. Unless otherwise agreed in writing, commission shall be payable only for revenues from sales of Product to the Account of Accounts originated by Representative. Representative shall not receive any commission for sales of other CTC products or services other than Products, or for sales originated by other product representatives of CTC. However, Representative and CTC may agree that certain Accounts are originated by the joint efforts of Representative and another party, and if so, commission shall be divided and allocated to Representative as CTC shall reasonably determine. CTC reserves the right to charge back (debit) the full amount of paid commissions on Products returned for credit by Accounts to CTC. CTC reserves the right to charge back (debit) commissions on invoices to Accounts that are subject to price reductions.

6. Payment of Commission. Subject to any authorized advance of commission to Representative and the terms and conditions thereof, payment of commission pursuant to the terms of this Agreement shall be made to Representative on a monthly basis (During the first week of every new month) and shall be paid after CTC receives payment on such sales. Representative shall be responsible for all of its costs and expenses. CTC has no obligation to Representative of payment of costs, expenses or commissions or any other compensation not expressly set forth in this Agreement. The commissions provided for in this paragraph 6 shall constitute Representative's full compensation by CTC.

7. Nonexclusive Product Representative. CTC may in its discretion engage other persons or individuals besides
Representative as representatives of Product (and/or CTC's other products or services) acting within all or part of the Territory.
CTC reserves the right to market its products directly within the Territory.

8. Personal Services. Representative agrees to carry out its obligations under this Agreement personally and except for Representative's employees per se, Representative shall not assign or otherwise delegate the performance of any obligation of this Agreement to any individual, person or entity without the advance written consent of CTC.

9. Acceptance of Accounts. Representative does not have the authority to accept any Account or order or execute any contract on behalf of CTC or to incur any obligation on behalf of CTC. CTC s under no obligation to accept any Account or potential Account which CTC does not desire to accept. An Account shall become an Account of CTC only if and when an authorized officer of CTC executes a written contract with, or accepts a purchase order from, such Accounts. CTC has no obligation to Representative for any potential Account that does not become an Account. CTC shall have the sole right of credit approval or credit refusal of Accounts in all cases.

 10. Acceptance of Orders. All orders for Product are subject to acceptance by CTC and approval of CTC's credit department and may after acceptance be canceled or filled in whole or in part at CTC's discretion. CTC may grant such allowances to Accounts as it deems expedient.

11. Sales Policy. Representative agrees to accurately communicate to Accounts and prospective Accounts all sales and pricing policies, terms and discount schedules of CTC. CTC agrees to provide Representative with CTC's then current sales and pricing policies, terms, discount schedules and such other sales, distribution and Product information and advertising as CTC deems advisable.

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12. Use of CTC's Name and Marks.  Representative shall not use, create, publish, circulate or cause to be published or circulated, any documents or form of advertising or information, circular or brochure of any kind whatsoever which relates to Product and which is not approved by CTC. The use of CTC's name, trademarks and services marks by Representative shall comply with the policies and procedures of CTC. Representative agrees not to register or apply for registration of any trade name, trademark or service mark of CTC in any jurisdiction. Representative shall have no interest in such trademarks, trade names, logos or identifying slogans except as herein expressly provided, and Representative's use thereof shall cease immediately upon receipt by Representative of direction from CTC to terminate usage and in any event upon termination or of this Agreement.

13. Samples. CTC agrees to provide Representative with a reasonable quantity of evaluation copies of Product ("Samples") as requested by Representative. Representative will return to CTC any Samples in its possession at the termination of this Agreement and provide a full and accurate accounting of any Samples not returned.

14. Confidentiality. Representative understands that CTC's customer and Account names and Account information are confidential information, trade secrets and valuable proprietary information of CTC, and Representative agrees not to directly or indirectly use outside the scope of this Agreement, or furnish or divulge the names, address, telephone numbers or other information about any CTC Account, customer or potential Account to any individual, person or entity. The obligations of this paragraph 14 shall survive the termination of this Agreement.

15. Term. This Agreement shall be in effect from the date first above written for the one year period immediately following unless the term is extended by mutual written agreement of both parties or unless earlier terminated by either party in accordance with the termination provisions in paragraph 16, below.

16. Termination. This Agreement shall be terminable by either party (for any reason or no reason) upon ninety (90) days written notice to the other. In addition, in the event Representative shall fail to fully comply with the terms, covenants and conditions of the Agreement, then CTC may at its option terminate the Agreement upon thirty (30) days written notice to Representative. After termination of his Agreement no commission shall be payable to Representative for sales or orders of an Account which accrue after termination.

17. Force Majeure. CTC shall not be liable for loss, damage or delay whether resulting from causes within or beyond its reasonable control, including fire, strike, actions by civil or military authorities, priorities established by any department, branch or representative of the United States Government, insurrection or riot, embargoes, delays in transportation, inability to obtain necessary labor, materials or manufacturing facilities, nor in any event for consequential damages.

18. Special Provisions.

   a. Export Act. Representative hereby warrants and certifies that no part of the Products or any related item or products will be made available or exported to or within any country in contravention of any law of the United States, such as the Export Administration Act of 1979 and the regulations relating thereto, and including without limitation any Department of Commerce regulations concerning data encryption technology.
      Representative shall be solely responsible for the procurement and renewing of all import and export licenses and any encryption certifications required under the laws of the United States of any foreign country for the export and import of Representative's Products, and shall pay all costs and expenses in connection with such procurement and renewal.

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   b. Foreign Government Approvals.  Representative
      represents and warrants that this Agreement and the transactions contemplated by this Agreement do not require any approval, license or authorization by, or any registration or filing with, any government or agency within the Territory that has not been obtained and a copy thereof delivered to CTC prior to the execution of this Agreement by Representative. It is the sole responsibility of Representative to obtain any such approval, license, authorization, costs and expenses relating thereto.

   c. Compliance with Law. Representative represents and warrants that it has and will continue to comply with all laws, regulations and ordinances applicable in the Territory pertaining to the subject matter of this Agreement and will fully indemnify CTC against any claims, losses, liabilities and expenses incurred by CTC as the result of any violation of any such law, regulation or ordinance by Representative or its employees or agents.

   d.Impairment by Government Regulation. In the event that the government of any country in the Territory or of the United States, or any agency or subdivision of the government of any such country, adopts or interprets any measure, regulation or law, which is in conflict with the terms of this Agreement, either party may propose negotiations for an appropriate modification of the Agreement. The parties shall in good faith attempt to agree upon an appropriate modification.

   e.Different Customs, Laws and Languages. Representative acknowledges that the Territory is at a great distance from CTC, and has within the Territory various laws, languages and customs that are foreign to and unknown by CTC. Accordingly, in an effort to help CTC in its performance of its obligations, Representative shall assist CTC in dealing with any problems arising from such distance and differences. CTC shall not be liable for any breach or default caused by such problems.

   f.Local Laws. To the extent legally permissible, Representative hereby knowingly and willingly waives any special rights which may accrue to it against CTC under the laws of the jurisdictions in which Representative does business and acknowledges that the rights specifically set forth in this Agreement constitute Representative's full compensation for its services hereunder.

   g.Foreign Exchange Rate. All monetary amounts provided under this Agreement shall be in United States Dollars. Commission and other amounts payable to CTC under this Agreement shall be paid in United States Dollars at the exchange rate in effect on the date payment to CTC is made by Representative. For all other purposes, the foreign exchange rate shall be the applicable currency per U.S. Dollar rate published by the Wall Street Journal on the day the payment was due.

   h.Publicity. Press releases and other forms of publicity or advertising of any nature which pertain to this Agreement or which mention the name of the other party shall not be published without the prior written consent of such party, except as otherwise required by law.

     i.Allocation of Risk. This Agreement defined a mutually agreed upon allocation of risk between the parties and the consideration had been calculated to reflect such allocation of risk.

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     j.Injunction.  Notwithstanding any other provision
       herein, in the event of Representative's actual or threatened breach of any material provision of the Agreement intended to protect CTC's technology and or reputation, Representative specifically acknowledges that CTC will incur incalculable and irreparable damage and that CTC has no adequate remedy at law for such threatened or continuing breach. Therefore, CTC shall be entitled to injunctive relief immediately and permanently retraining Representative from such threatened or continuing breach, in addition to all other remedies, relief or damages available to CTC hereunder, at law or in equity including without limitation temporary restraining orders, preliminary and permanent injunctions, specific performance and money damages. Courts in the Territory shall also fully enforce this Agreement and grant and enforce such injunctive relief.

    k. English Language. All communications between the parties concerning anything within the scope of this Agreement shall be in the English language.
       This Agreement is written in the English language and shall be construed and interpreted in accordance with such language, regardless of any translations that may be prepared or executed.

    l. Weights and Measures. All references to weights and measurements, volumes, capacity and amounts, shall be defined applied pursuant to the laws and standards of the United States of America.

19. Relationship. Representative is not an employee, partner or agent of CTC. Representative's relationship with CTC shall be that of an independent contractor only.

20. Governing Law. This Agreement is made in Utah and shall be governed by and enforced in accordance with the laws of the State of Utah and of the United States of America.

21. Severability. If any provision in this Agreement is invalid or unenforceable, such provision shall be construed, limited or, if necessary, severed but only to the extent necessary to eliminate such invalidity or unenforceability and the other provisions of this Agreement shall remain unaffected.

22. No Conflict. Each party hereto warrants that is has the right to enter into this Agreement and that this Agreement presents no conflict with any obligation of the party to any third party.

23. Entire Agreement. This agreement is nontransferable and sets forth the entire understanding and final agreement between CTC and Representative and supersedes all prior representations and negotiations. This Agreement may be amended only in a writing signed by both parties hereto.

24. Authorization. The individuals signed below in their official capacities by so signed represent that (a) they are fully and lawfully authorized to execute this Agreement for and on behalf of the party for whom they are signed and that such party shall be fully bound thereby; (b) said party's performance under this Agreement will not breach any other contractual obligations to third party nor infringe upon any third party's rights; and (c) there are no actions, suits or proceedings pending or threatened against or affecting said corporation or entities which would have any material adverse affect upon the rights granted or property sold by said corporations or entities under this Agreement, or in any way adversely affect this Agreement's legality or enforceability.

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     IN WITNESS WHEREOF, the parties hereto have caused the
Agreement to be executed the day and year first above written.

                                   Independent Rep.


                                   By:
                                   _______________________________________



                                   CIRCUIT TECHNOLOGY INC.,


                                   By:
                                   _______________________________________
                                   Iehab J. Hawatmeh,
                                    President

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                           EXHIBIT A

              ("Product Representative Agreement")

     The attached Product Representative Agreement relates only to the following CTC products:

     Circuit board assemblies, cable, harness and plastic injection molding

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